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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Environmental Power Corporation on Form S-2 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


Boston, Massachusetts
April 1, 2002